Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2017
 FIRST QUARTER RESULTS

-- Product Line Expansion Supports Future Growth Opportunities --

LOS ANGELES, CA – August 9, 2016 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2017 first quarter, reflecting record profitability.  Subsequent to the end of the quarter, the company announced the launch of its new brake power booster product line and the acquisition of a turbocharger business.

Net sales for the fiscal 2017 first quarter were $85.4 million compared with $85.8 million for the same period a year earlier. The company’s sales performance for the fiscal 2017 first quarter reflects continued strength of its rotating electrical and wheel hub business, as well as increased contributions from the company’s emerging master cylinder product line – partially offset by certain customer allowances and return accruals related to new business.

All results labeled as “adjusted” in this press release are non-GAAP measures as discussed more fully below under the heading “Use of Non-GAAP Measures.”

Adjusted net sales for the fiscal 2017 first quarter were $93.8 million compared with $86.6 million a year earlier.

Net income for the fiscal 2017 first quarter was $7.5 million, or $0.39 per diluted share, compared with net income of $1.9 million, or $0.10 per diluted share, a year ago.

Adjusted net income for the fiscal 2017 first quarter was $10.1 million, or $0.52 per diluted share, compared with $8.4 million, or $0.44 per diluted share, in the same period a year earlier.

Gross profit for the fiscal 2017 first quarter was $20.4 million compared with $26.0 million a year earlier.  Gross profit as a percentage of sales for the fiscal 2017 first quarter was 23.9 percent compared with 30.3 percent a year earlier, primarily due to customer allowances related to new business.

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Motorcar Parts of America, Inc.
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Adjusted gross profit for the fiscal first quarter was $30.3 million compared with $26.8 million a year ago.  Adjusted gross profit as a percentage of sales for the three months was 32.3 percent compared with 30.9 percent a year earlier

“Results for the quarter reflect continued strength across all product lines – supported by an aging vehicle population, increased miles driven and related factors, all of which continue to contribute to overall growth in the aftermarket industry,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

“Our position within the aftermarket industry continues to grow – which we expect will be enhanced by our new brake power booster product line and our future turbocharger launch, as well as additional opportunities to introduce other complementary non-discretionary parts.  As always, we thank our entire team for their daily commitment to excellence, customer service and our company,” Joffe said.

Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin, which are not measures of financial performance under GAAP, and should not be considered as alternatives to net sales, net income (loss), EBITDA, income from operations, gross profit or gross profit margin as a measure of financial performance.  The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin to their corresponding GAAP measures, see the financial tables included in this press release.  Also refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these adjustments.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 6:30 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 9:30 a.m. Pacific time today through 8:59 p.m. Pacific time on Tuesday, August 16, 2016 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 57661820.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel hub assembly products, brake master cylinders, brake power boosters and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia and China, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Toronto.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2016 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,
	2016	2015

Net sales	$85,412,000	$85,835,000
Cost of goods sold	65,021,000	59,844,000
Gross profit	20,391,000	25,991,000
Operating expenses:
General and administrative	3,625,000	11,360,000
Sales and marketing	2,634,000	2,280,000
Research and development	869,000	736,000
Total operating expenses	7,128,000	14,376,000
Operating income	13,263,000	11,615,000
Interest expense, net	2,819,000	8,437,000
Income before income tax expense	10,444,000	3,178,000
Income tax expense	2,936,000	1,268,000
Net income	$7,508,000	$1,910,000
Basic net income per share	$0.40	$0.11
Diluted net income per share	$0.39	$0.10
Weighted average number of shares outstanding:
Basic	18,545,621	18,002,877
Diluted	19,484,938	18,888,013

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2016	March 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$19,717,000	$21,897,000
Short-term investments	1,982,000	1,813,000
Accounts receivable — net	11,148,000	8,548,000
Inventory— net	73,341,000	58,060,000
Inventory unreturned	10,399,000	10,520,000
Deferred income taxes	34,281,000	33,347,000
Prepaid expenses and other current assets	8,188,000	5,900,000
Total current assets	159,056,000	140,085,000
Plant and equipment — net	16,805,000	16,099,000
Long-term core inventory — net	243,822,000	241,100,000
Long-term core inventory deposits	5,569,000	5,569,000
Long-term deferred income taxes	463,000	236,000
Goodwill	2,053,000	2,053,000
Intangible assets — net	4,428,000	4,573,000
Other assets	8,587,000	3,657,000
TOTAL ASSETS	$440,783,000	$413,372,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$81,982,000	$72,152,000
Accrued liabilities	7,206,000	9,101,000
Customer finished goods returns accrual	23,546,000	26,376,000
Accrued core payment	9,906,000	8,989,000
Revolving loan	21,000,000	7,000,000
Other current liabilities	9,175,000	4,698,000
Current portion of term loan	3,064,000	3,067,000
Total current liabilities	155,879,000	131,383,000
Term loan, less current portion	19,203,000	19,980,000
Long-term accrued core payment	18,462,000	17,550,000
Long-term deferred income taxes	13,682,000	14,315,000
Other liabilities	13,496,000	19,336,000
Total liabilities	220,722,000	202,564,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 18,630,444 and 18,531,751 shares issued and outstanding at June 30, 2016 and March 31, 2016, respectively	186,000	185,000
Additional paid-in capital	205,015,000	203,650,000
Retained earnings	20,225,000	11,825,000
Accumulated other comprehensive loss	(5,365,000)	(4,852,000)
Total shareholders' equity	220,061,000	210,808,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$440,783,000	$413,372,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company's financial results for the three months ended June 30, 2016 and 2015. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three months ended June 30, 2016 and 2015 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended June 30,
	2016	2015
GAAP Results:
Net sales	$85,412,000	$85,835,000
Net income	7,508,000	1,910,000
Diluted income per share (EPS)	0.39	0.10
Gross margin	23.9%	30.3%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$93,822,000	$86,623,000
Non-GAAP adjusted net income	10,089,000	8,354,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.52	0.44
Non-GAAP adjusted gross margin	32.3%	30.9%
Non-GAAP adjusted EBITDA	20,219,000	17,715,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended June 30,
	2016	2015
GAAP net sales	$85,412,000	$85,835,000
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	1,853,000	-
Customer allowances related to new business	6,557,000	788,000
Adjusted net sales	$93,822,000	$86,623,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended June 30,
	2016		2015
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$7,508,000	$0.39	$1,910,000	$0.10
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	1,853,000	$0.10	-	$-
Customer allowances related to new business	6,557,000	$0.34	788,000	$0.04
Cost of goods sold
New product line start-up costs	124,000	$0.01	-	$-
Lower of cost or market revaluation - cores on customers' shelves	1,718,000	$0.09	-	$-
Cost of customer allowances and stock adjustment accruals related to new business	(355,000)	$(0.02)	-	$-
Operating expenses
Legal, severance, acquisition, financing and other costs	396,000	$0.02	3,141,000	$0.17
Share-based compensation expenses	729,000	$0.04	516,000	$0.03
Mark-to-market losses (gains)	(4,926,000)	$(0.25)	964,000	$0.05
Interest
Write-off of prior deferred loan fees	-	$-	5,108,000	$0.27
Tax effected at 39% tax rate (a)	(3,515,000)	$(0.18)	(4,073,000)	$(0.22)
Adjusted net income	$10,089,000	$0.52	$8,354,000	$0.44

(a)	Tax effect at 39% of the income before income tax expense (reflecting the adjustments)

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Three Months Ended June 30,
	2016		2015
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$20,391,000	23.9%	$25,991,000	30.3%
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	1,853,000		-
Customer allowances related to new business	6,557,000		788,000
Cost of goods sold
New product line start-up costs	124,000		-
Lower of cost or market revaluation - cores on customers' shelves	1,718,000		-
Cost of customer allowances and stock adjustment accruals related to new business	(355,000)		-
Total adjustments	9,897,000	8.4%	788,000	0.6%
Adjusted gross profit	$30,288,000	32.3%	$26,779,000	30.9%

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended June 30,
	2016	2015
GAAP net income	$7,508,000	$1,910,000
Interest expense, net	2,819,000	8,437,000
Income tax expense	2,936,000	1,268,000
Depreciation and amortization	860,000	691,000
EBITDA	$14,123,000	$12,306,000

Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	1,853,000	-
Customer allowances related to new business	6,557,000	788,000
Cost of goods sold
New product line start-up costs	124,000	-
Lower of cost or market revaluation - cores on customers' shelves	1,718,000	-
Cost of customer allowances and stock adjustment accruals related to new business	(355,000)	-
Operating expenses
Legal, severance, acquisition, financing and other costs	396,000	3,141,000
Share-based compensation expenses	729,000	516,000
Mark-to-market losses (gains)	(4,926,000)	964,000
Adjusted EBITDA	$20,219,000	$17,715,000